                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                             Offer For Outstanding
                      15% Senior Discount Notes Due 2008

                                in Exchange for

                  15% Series B Senior Discount Notes Due 2008

                                      of

                     PETRO STOPPING CENTERS HOLDINGS, L.P.
                                      AND
                      PETRO HOLDINGS FINANCIAL CORPORATION

     Registered holders of privately placed 15% Senior Discount Notes Due 2008 (the "Old Notes") who wish to tender their Old Notes in exchange for a like principal amount of 15% Series B Senior Discount Notes Due 2008 (the "Notes") of the Company and whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal or any other documents required by the Letter of Transmittal to State Street Bank and Trust Company, (the "Exchange Agent") prior to the Expiration Date, must use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Old Notes" in the Prospectus.

                 The Exchange Agent for the Exchange Offer is

                      State Street Bank and Trust Company

  By Registered or Certified Mail:        By Hand Delivery or Overnight Courier:
State Street Bank and Trust Company        State Street Bank and Trust Company
    Corporate Trust Department                     2 Avenue de Lafayette
           P.O. Box 778                    Fifth Floor, Corporate Trust Window
       Boston, MA 02102-0078                       Boston, MA 02111-1724
      Attn: Jacklyn Thompson                      Attn: Jacklyn Thompson

                            Facsimile Transmission:
                      State Street Bank and Trust Company
                                (617) 662-1465
                            Attn: Jacklyn Thompson

                             Confirm by Telephone:
                                (617) 662-1685

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.
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Ladies and Gentlemen:

     The undersigned hereby tenders the principal amount of Old Notes indicated below, upon the terms and subject to the conditions contained in the Registration Statement on Form S-4 filed by Petro Stopping Centers Holdings, L.P., a Delaware limited partnership, and Petro Holdings Financial Corporation, a Delaware corporation, with the Securities and Exchange Commission (the "Registration Statement") and the accompanying Prospectus dated November __, 1999 included therein (the "Prospectus"), receipt of which is hereby acknowledged.

                      DESCRIPTION OF SECURITIES TENDERED

Name and address of registered holder as it     Certificate number(s) of Old    Principal Amount of Old
        appears on the Old Notes                     Notes transmitted             Notes transmitted

___________________________________________     ____________________________    _______________________
___________________________________________     ____________________________    _______________________
___________________________________________     ____________________________    _______________________
___________________________________________     ____________________________    _______________________
___________________________________________     ____________________________    _______________________





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

                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                                   GUARANTEE

                   (Not to be used for signature guarantee)

     The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, which is a member of a recognized Medallion Signature Program approved by the Securities Transfer Association, Inc., hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the Old Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.


Name of Firm:______________________          ___________________________________
                                                    (Authorized Signature)

Address:___________________________          Title:_____________________________

                                             Name:______________________________
___________________________________                    (Please type or print)
                        (Zip Code)

Area Code and Telephone Number:              Date_______________________________

___________________________________

     NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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